Exhibit 99.1

EMPLOYMENT CONTRACT
(Translation from French language original)

By and between the undersigned:

Refreshment Services, S.A.S., a corporation organized in France, with its corporate seat at 27 rue Camille Desmoulins, 92784 Issy les Moulineaux Cedex 9, n° SIRET 483 091 211 00019 (herein referred to as “the Company”), represented by Gary Fayard, President, party of the first part

AND:

Mrs. Dominique Reiniche, born on [XXXXXXX] in Lyon, France, French citizen, registered with the French social security institutions under the n° [XXXXXX] (hereinafter referred to as “Mrs. Reiniche”),

party of the second part
It has been agreed as follows:

Article 1. Hiring

1.1	Mrs. Reiniche has been hired as President, European Union Group territory, with executive status. She shall report to the President of the Company.

1.2	Mrs. Reiniche’s duties shall include, but not be limited to:

	•	Leadership and supervision of the Coca-Cola group’s business in the European Union Group territory.

	•	Oversight of the operating divisions within the European Union Group territory.

	•	Leadership and supervision of the marketing and advertising of products sold within the European Union Group territory.

	•	Coordination and oversight of financial affairs and reporting of the Coca-Cola entities operating within the European Union.

	•	Leadership and supervision of the Company's relationships with customers in the European Union.

	•	Strategic planning, local research and development and innovation, and public affairs and communication in the European Union Group territory.

	•	Advising The Coca-Cola Company with respect to bottlers’ agreements, supply chain, manufacturing, trade marketing and customer partnerships.

	•	Representing the Company and its affiliates on various boards and associations.

1.3
For any issue not expressly resolved by this contract, Mrs. Reiniche shall benefit from the application of the legal, regulatory and contractual provisions governing the Company. For information, the National Collective Bargaining Agreement of Activities of the Production of Bottled Waters and Soft Drinks (hereinafter referred to as the National Collective Bargaining Agreement) is applicable within the Company.

Article 2. Duration of the Contract - Prior years of service

2.1	This contract is entered into for an indefinite term, from May 1, 2005.

2.2	The contract shall be final and without any conditional employment period (or probationary period).

2.3
The length of service acquired by Mrs. Reiniche from 1 April, 1992 shall be considered in determining benefits provided under this contract, except for with respect to the complementary retirement scheme described in Article 11.

Article 3. Working time

Given the importance of her responsibilities, which imply a great deal of independence in organizing her working time, as well as her autonomy and her level of remuneration, Mrs. Reiniche comes under the category of "Executive level staff", and as such, the provisions governing work time (Title I and preliminary chapters, 1 and 2 of Title II, of Book II of the Labour Code) are not applicable to her.

Article 4. Work Place

4.1	Mrs. Reiniche shall be primarily based at 27, rue Camille Desmoulins, 92784 Issy les Moulineaux Cedex 9, France.

4.2
In order to carry out her functions and perform her duties, Mrs. Reiniche will be traveling regularly in the European Union territory and to the United States of America. In addition, Mrs. Reiniche may occasionally be required to travel to other international locations.

Article 5. Remuneration

5.1	In exchange for her work, Mrs. Reiniche shall receive gross annual remuneration of 500,000 euros, paid in twelve installments of 41,666.67 euros each. The salary will be reviewed on an annual basis.

5.2
In connection with the appointment of Mrs. Reiniche, the Company shall pay a single sign-on bonus of $100,000 [€77,560]. The Company may require full repayment of such bonus if Mrs. Reiniche leaves the Company of her own accord during the first two years after her appointment.

5.3	Mrs. Reiniche shall additionally receive an annual executive lump-sum payment of €5,000 in compensation for the non-application of the provisions governing work time.

5.4	Mrs. Reiniche shall have a Company vehicle and driver, in accordance with the Company’s policy.

5.5	For information, the position of President, European Union Group is also eligible to participate in:
➢
An annual incentive (Executive Performance Incentive Plan and the Executive Incentive Plan, or its successor plans that provide for an annual performance-based incentive). Such incentive shall be solely within the discretion of The Compensation Committee of the Board of Directors of The Coca-Cola Company and may vary based on the group’s and individual performance.

➢
Long-term equity programs applicable for executives at the level of President, European Union Group, including The Coca-Cola Company Stock Option Plan and the Addendum applying to options in France and may also include Restricted Stock and/or Performance Share Unit Grants under The Coca-Cola Company Restricted Stock Plan. Such equity grants are discretionary and are governed solely by the terms of the agreements applying to those grants.

➢ Other perquisites determined by applicable policies for an executive at the level of President, European Union Group.
Such plans may be amended from time to time.

5.6	This remuneration constitutes as a whole a lump-sum agreement, regardless of how much time she devotes to her duties, as well as all of the additional activity she may come to perform.

Article 6. Advance Notice and Termination Payments

6.1
Each of the parties is entitled to terminate this contract under the conditions set forth in the law, subject to providing, except for a serious or gross misconduct, an advance notice period set at six (6) months in the case of resignation or termination of employment.

6.2
In the event that the Company decides to terminate the contract of employment, except for serious or gross misconduct, Mrs. Reiniche shall be paid an indemnity to compensate for the specific prejudice resulting from the termination of this employment contract. The total gross amount will be equal to twenty-four (24) months (not including the notice period) of all gross base salary and annual incentive, calculated as an average over the last 12 months prior to the notification of termination. It is expressly agreed that this indemnity will not include the dismissal indemnity ("légale ou conventionnelle") due for termination of the employment contract of Mrs. Reiniche pursuant to the provisions of the National Collective Bargaining Agreement referenced in Article 1 subsection 3.

This indemnity is intended to repair the entire prejudice suffered by Mrs. Reiniche due to the termination of her employment contract.

This clause shall not alter the rights of both parties with regard to the stock options, restricted shares and/or performance share units that may be granted to Mrs. Reiniche. Those items shall be governed solely by the separate provisions set out at the time they are granted, and shall not be considered in determining the indemnity amount.

Article 7. Paid Vacation

Mrs. Reiniche shall benefit from paid vacations granted to the Company’s salaried employees under the conditions defined by the National Collective Bargaining Agreement. The period of these vacations is determined by an agreement between the management and Mrs. Reiniche, taking into account the needs of the Company.

Article 8. Confidentiality Clause

Mrs. Reiniche recognizes that her duties within our Company lead her to become aware of, to develop, discover, acquire or collect for our Company information or data that our Company considers confidential (hereinafter “Confidential Information”).

In particular, without being limitative, Confidential Information is considered to be any information, data, conversation, correspondence, report, contract or document, regardless of its form or medium and, in particular, paper, electronic, video and audio:

-
relating to the activities of our Company or that of the other companies in the Coca-Cola group and, in particular, without being limitative, any information relating to the marketing, advertising and/or promotional activity of these companies,

-
relating to the activities of the customers, suppliers and partners of our Company and/or those of the other companies in the Coca-Cola group and, in particular, without being limitative, any information relating to the marketing or industrial relations they maintain with the companies of the Coca-Cola group and/or relating to the contents of the negotiations and agreements by virtue whereof they cooperate with the companies of the Coca-Cola group,

-
relating to the professional and private lives of the executives and members of the personnel of our Company and of the other companies in the Coca-Cola group and, in particular, their personal or professional particulars, their status in the Company, their remuneration, their family status, their state of health, their nationality of origin, their personal choices, in particular, in matters of politics and religion,

-
and more generally any information that has been entrusted to her on a confidential basis, about which Mrs. Reiniche has been informed of its confidential nature or about which the confidential nature has been defined by appropriate informational marking.

In general terms, Mrs. Reiniche agrees to maintain and/or to have maintained, at all times and in good faith, the strictly confidential or secret nature of the Confidential Information. In particular, Mrs. Reiniche agrees not to make any copy of the Confidential Information without the consent of our Company, to communicate said Confidential Information only to those of her colleagues and/or subordinates for whom the knowledge of this Confidential Information proves absolutely necessary for the performance of their duties in the Company and not to communicate any Confidential Information to any stranger to our Company without the consent of our Company.

Mrs. Reiniche agrees to use the Confidential Information only within the strict framework of the performance of her duties within our Company.

Mrs. Reiniche agrees to inform, as quickly as possible, the Company of any disclosure of Confidential Information made without its consent and of which she is aware, as well as to take any useful measure to limit the extent of this disclosure.

In the event Confidential Information is disclosed without the consent of our Company, Mrs. Reiniche agrees to observe the greatest discretion about this information and, in particular, agrees not to confirm, clarify or comment on her information without the consent of our Company.

Mrs. Reiniche shall honor these obligations throughout the duration of her employment with our Company and for five years following her termination of employment, regardless of the cause. Upon her departure, Mrs. Reiniche agrees to return to our Company all Confidential Information in her possession and not to make use of Confidential Information for another employer or for her without our prior express written consent.

Article 9. Non-competition clause

In view of her duties and of the information in her possession, Mrs. Reiniche undertakes, in the event of termination of the contract of employment, for any reason whatsoever:

-
not to begin working for a Competing Company. "Competing Company” means 1) a company whose primary business is the manufacture, sale, distribution or marketing of carbonated soft drinks, coffee, tea, milk, water, juices or fruit-based beverages (“Non-alcoholic Beverages”), and 2) a company whose business includes the manufacture, sale, distribution or marketing of Non-alcoholic Beverages, but for whom such business(es) may not be the company’s primary business (“Non-Beverage Companies”). Notwithstanding the foregoing, Mrs. Reiniche may perform services for Non-Beverage Companies (other than PepsiCo, Nestle, Cadbury Schweppes plc, and their respective subsidiaries and affiliates) that have a Competing Business Segment, provided she does not perform services directly for such Competing Business Segment, and provided she notifies the President of the Company of the nature of such service in writing within a reasonable time prior to beginning of such services. For purposes hereof, “Competing Business Segment” means any subsidiary, division or unit of the business of a company, where such subsidiary, division or unit manufactures, sells, distributes or markets Non-alcoholic Beverages. “Competing company” also includes any company directly engaging in and directly in competition with any other primary activity of the Company; and

-
not to be involved directly or indirectly with any manufacturing, any trade, any distribution or marketing of non-alcoholic beverages or other activity that may directly compete with the Company and the Group's manufacturing, trade, distribution or marketing activities.

This ban on competition shall apply for a period of six (6) months and shall be limited to the following activities and departments: management or marketing responsibilities for a Competing Company within the European Union. It shall apply from the day on which Mrs. Reiniche actually leaves the Company.

In consideration for this obligation not to compete, Mrs. Reiniche shall receive, from the actual cessation of her activity, a payment equal to six (6) months of gross base pay  plus half (50%) of the annual incentive target amount, in lieu of the payment provided for in the National Collective Bargaining Agreement. The payment so calculated shall not be due in the event of a breach by Mrs. Reiniche of the ban on competition, without prejudice to the damages that may be claimed from her. The Company may release Mrs. Reiniche from the non-competition clause or reduce the term of such, subject to notifying the interested party within eight days following the notice of termination of the contract of employment. The consideration shall not be due in the event Mrs. Reiniche’s cessation of activity is due to incapacity, retirement, early retirement or death.

Article 10. Information Obligation

Mrs. Reiniche must declare to the Company immediately with supporting documents any change subsequent to her hiring occurring in her situation such that it is the result of the statements made or documents sent at the time of hiring. The last address given is the domicile chosen by the concerned party/parties and the Company’s official notifications are validly made to this latter domicile.

The Company cannot be held liable for any disruptions that Mrs. Reiniche might suffer in the event that the information provided by her is inaccurate, as well as in the event that she has not indicated any change in situation sufficiently in advance.

Article 11. Complementary Health Insurance Scheme/Retirement Benefits/ Provident Scheme

Upon being hired, Mrs. Reiniche shall be covered by a provident and complementary health insurance scheme with GRAS SAVOYE - Statement No. 24-93883 Noisy-le-Grand Cedex, France. She shall also be covered by the executives’ retirement union, Union de Retraite des Cadres - Institution AGIRC (“general association of executives’ retirement institutions”) No. 8 - 21, rue Roger Salengro - 94137 Fontenay-sous-Bois Cedex, France.

As a bonus provision to attract Mrs. Reiniche to accept employment with the Company, Mrs. Reiniche will be eligible to participate in a complementary retirement scheme, retroactive to May 1, 2005, which the Company will put in place for executive-level individuals of the Company. The details of this program will be provided to Mrs. Reiniche at a later date. While it is not the Company's current intention to change the program, this may be modified at the Company’s discretion should significant change occur in the economic, regulatory or tax and legal environments of the Group or significant tax or legal changes applicable to such complementary retirement schemes.

The Company shall also provide business travel accident insurance.

Article 12. Miscellaneous

This contract replaces and supersedes any prior agreement or undertaking whether in writing or verbal with Mrs. Reiniche regarding the duties which are the object of the present contract.

This contract is governed by the laws of France.

This contract has been drawn up in three (3) copies, one of which must be returned signed to the Company as quickly as possible, bearing the words “read and approved.”

.
REFRESHMENT SERVICES, S.A.S. By: /s Gary P. Fayard Gary P. Fayard, President
Date: Sept.ember 7, 2006 DOMINIQUE REINICHE /s/ Dominique Reiniche

Date Sept. 7, 2006